Exhibit 23.5

CONSENT OF DIRECTOR NOMINEE

I hereby consent to being named in the Registration Statement on Form S-11 of American Capital Agency Corp. (the “Company”), and to serve as a director of the Company.

Dated: April 7, 2008

Signature

/S/ MORRIS A. DAVIS
Morris A. Davis